Exhibit 21.1

Five Star Quality Care, Inc.

Subsidiaries of the Registrant

Alliance Pharmacy Services, LLC (Delaware)

Affiliates Insurers, Limited (Bermuda)

CCC Boynton Beach, Inc. (Delaware)

Five Star Advertising, Inc. (Delaware)

Five Star Insurance, Inc. (Maryland)

Five Star MD Homes LLC (Delaware)

Five Star Procurement Group Trust (Maryland)

Five Star Quality Care – AZ, LLC (f/k/a SHOPCO – AZ, LLC) (Delaware)

Five Star Quality Care – CA, Inc. (f/k/a SNH – CALIFORNIA, INC.) (Delaware)

Five Star Quality Care – CA, LLC (f/k/a SHOPCO – CA, LLC) (Delaware)

Five Star Quality Care – Colorado, LLC (f/k/a SHOPCO – COLORADO, LLC) (Delaware)

Five Star Quality Care – CT, LLC (f/k/a SHOPCO – CT, LLC) (Delaware)

Five Star Quality Care – FL, LLC (Delaware)

Five Star Quality Care – GA, LLC (f/k/a SHOPCO – GA, LLC) (Delaware)

Five Star Quality Care – IA, Inc. (f/k/a SNH – IOWA, INC.) (Delaware)

Five Star Quality Care – IA, LLC (f/k/a SHOPCO – IA, LLC) (Delaware)

Five Star Quality Care – KS, LLC (f/k/a SHOPCO – KS, LLC) (Delaware)

Five Star Quality Care – MD, LLC (Delaware)

Five Star Quality Care – MI, Inc. (f/k/a SNH – MICHIGAN, INC.) (Delaware)

Five Star Quality Care – MI, LLC (f/k/a SHOPCO – MI, LLC) (Delaware)

Five Star Quality Care – MO, LLC (f/k/a SHOPCO – MO, LLC) (Delaware)

Five Star Quality Care – NC, LLC (Delaware)

Five Star Quality Care – NE, Inc. (f/k/a SNH – NEBRASKA, INC.) (Delaware)

Five Star Quality Care – NE, LLC (f/k/a SHOPCO – NE, LLC) (Delaware)

Five Star Quality Care – VA, LLC (Delaware)

Five Star Quality Care – WI, LLC (f/k/a SHOPCO – WI, LLC) (Delaware)

Five Star Quality Care – WY, LLC (f/k/a SHOPCO – WY, LLC) (Delaware)

Five Star Quality Care – Ainsworth, LLC (Delaware)

Five Star Quality Care – Ashland, LLC (Delaware)

Five Star Quality Care – Blue Hill, LLC (Delaware)

Five Star Quality Care – Central City, LLC (Delaware)

Five Star Quality Care – Columbus, LLC (Delaware)

Five Star Quality Care – Edgar, LLC (Delaware)

Five Star Quality Care – Exeter, LLC (Delaware)

Five Star Quality Care – Farmington, LLC (Delaware)

Five Star Quality Care – Grand Island, LLC (Delaware)

Five Star Quality Care – Gretna, LLC (Delaware)

Five Star Quality Care – Howell, LLC (Delaware)

Five Star Quality Care – Lyons, LLC (Delaware)

Five Star Quality Care – Milford, LLC (Delaware)

Five Star Quality Care – Sutherland, LLC (Delaware)

Five Star Quality Care – Utica, LLC (Delaware)

Five Star Quality Care – Waverly, LLC (Delaware)

Five Star Quality Care Holding Co., Inc. (Delaware

Five Star Quality Care Trust (Maryland)

Five Star Seabury LLC (Delaware)

FS Lafayette Tenant Trust (Maryland)

FS Leisure Park Tenant Trust (Maryland)

FS Lexington Tenant Trust (Maryland)

FS Tenant Holding Company Trust (Maryland)

FS Tenant Pool I Trust (Maryland)

FS Tenant Pool II Trust (Maryland)

FS Tenant Pool III Trust (Maryland)

FS Tenant Pool IV Trust (Maryland)

FSQ Crown Villa Business Trust (Maryland)

FSQ Overland Park Place Business Trust (Maryland)

FSQ Rio Las Palmas Business Trust (Maryland)

FSQ The Palms at Fort Myers Business Trust (Maryland)

FSQ Villa at Riverwood Business Trust (Maryland)

FSQ, Inc. (f/k/a Five Star Senior Care, Inc. and Five Star Quality Care, Inc.) (Delaware)

FSQC Funding Co., LLC (Delaware)

FVEST.JOE, Inc. (Delaware)

Senior Living of Boynton Beach Limited Partnership (Delaware)

The Heartlands Retirement Community – Ellicott City I, Inc. (Maryland)

The Heartlands Retirement Community – Ellicott City II, Inc. (Maryland)